UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2005

SPECTRE GAMING, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-25764	41-1675041

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1466 Pioneer Way, #10, El Cajon, CA 92020		55402

(Address of principal executive offices)		(Zip Code)

(612) 279-2030
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement.

     On March 4, 2004, the Registrant entered into a Software Development Agreement with MET Games, Inc., an Oklahoma corporation, to acquire MET Games’ bingo software for a Linux-based Class II gaming system for a cash payment of $250,000 and the issuance to MET Games of 800,000 restricted shares of the Registrant’s common stock, subject to scheduled releases of the restrictions commensurate with milestone achievements.

     On February 3, 2005, the Registrant and MET Games executed an amendment to the Software Development Agreement with MET Games to be effective January 24, 2005.

     The amendment provides for the Registrant’s acceptance of MET Games’ non-conforming delivery of the bingo software in exchange for MET Games’ reimbursement to the Registrant of up to $100,000 for all internal and external costs and expenses related to the completion of the bingo software and the Registrant’s access to MET Games’ office and warehouse space to facilitate the completion of the bingo software. The Registrant intends to complete the development of the bingo software internally. In connection with the amendment, Registrant agreed to release the restrictions on 100,000 shares of common stock immediately and on the remaining 700,000 shares commensurate with revised milestone achievements.

     The Registrant is currently a party to an employment agreement with Gary Watkins, the sole shareholder of MET Games, dated March 4, 2004, pursuant to which Mr. Watkins is paid a salary of $100,000 per year and received an option to purchase up to 200,000 shares of the Registrant’s common stock at an exercise price of $2.00, 100,000 of which options vested on January 1, 2005, with the remaining options to vest on January 1, 2006.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRE GAMING, INC.
Date: February 9, 2005	By:	/s/ Brian Niebur
Brian Niebur
Chief Financial Officer